--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


                             Preliminary Termsheet

                                [$546,684,000]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-5AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-5AR

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

         The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.


--------------------------------------------------------------------------------
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. It is not a solicitation of any offer to buy or sell any security or other financial instrument or to participate in any trading strategy. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


                          $546,684,000 (Approximate)
                  Morgan Stanley Mortgage Loan Trust 2006-5AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-5AR

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)


                            Transaction Highlights
                            ----------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Initial
Offered                                        Expected Ratings          Avg Life to     Payment Window  Subordination
Classes  Description               Balance(3)  S&P/Fitch/Moody's(6)  Call/ Mty(1)(2)  Call / Mty (1)(2)          Level  Benchmark
------------------------------------------------------------------------------------------------------------------------------------
A        Senior/Floater(4)       $514,133,000  AAA/AAA/Aaa               3.22 / 3.54   1 - 104/ 1 - 359         7.60%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
M-1      Subordinate/Floater(5)   $10,572,000  AA+/AA+/Aa1               5.74 / 6.48   1 - 104/ 1 - 359         5.70%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
M-2      Subordinate/Floater(5)    $6,399,000  AA/AA/Aa2                 5.74 / 6.48   1 - 104/ 1 - 359         4.55%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
M-3      Subordinate/Floater(5)    $3,338,000  AA-/AA/Aa3                5.74 / 6.48   1 - 104/ 1 - 359         3.95%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
M-4      Subordinate/Floater(5)    $3,061,000  A+/A+/A1                  5.74 / 6.48   1 - 104/ 1 - 359         3.40%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
M-5      Subordinate/Floater(5)    $2,504,000  A/A/A2                    5.74 / 6.48   1 - 104/ 1 - 359         2.95%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
M-6      Subordinate/Floater(5)    $1,947,000  A-/A/A3                   5.74 / 6.48   1 - 104/ 1 - 359         2.60%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
M-7      Subordinate/Floater(5)    $1,669,000  BBB+/A-/Baa1              5.74 / 6.48   1 - 104/ 1 - 359         2.30%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
M-8      Subordinate/Floater(5)    $1,670,000  BBB/BBB+/Baa2             5.74 / 6.48   1 - 104/ 1 - 359         2.00%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
M-9      Subordinate/Floater(5)    $1,391,000  BBB-/BBB/Baa3             5.74 / 6.48   1 - 104/ 1 - 359         1.75%  1 Mo. LIBOR
------------------------------------------------------------------------------------------------------------------------------------
A-R      Senior/Residual                 $100  AAA/AAA/Aaa                                  Not Offered Hereby
------------------------------------------------------------------------------------------------------------------------------------
A-X      WAC IO                  $514,133,000  AAA/AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
M-X      WAC IO                   $32,551,000  AAA/AAA/Aa1
------------------------------------------------------------------------------------------------------------------------------------
B-1      Subordinate                                                     Not Offered Hereby
------------------------------------------------------------------------------------------------------------------------------------
B-2      Subordinate
------------------------------------------------------------------------------------------------------------------------------------
B-3      Subordinate
------------------------------------------------------------------------------------------------------------------------------------


Notes:  (1)  Certificates are priced to a 10% Optional Termination.

        (2)  Based on 100% of the prepayment assumption as described herein.

        (3)  Bond sizes subject to a variance of plus or minus 10%.

        (4) The Class A Certificates will have a per annum interest rate equal to the least of (i) One-Month LIBOR plus [ ] bps, (ii) the Net WAC Cap (as described herein) and (iii) 11.50%.

        (5) The Class M Certificates will have a per annum interest rate equal to the least of (i) One-Month LIBOR plus [ ] bps, (ii) the Net WAC Cap (as described herein) and (iii) 11.50%. Each Class of Class M Certificates may have different a margin.

        (6)  Subject to final Rating Agency approval.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------



Issuing Entity:                  Morgan Stanley Mortgage Loan Trust 2006-5AR

Depositor:                       Morgan Stanley Capital I Inc. The offered certificates will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:                         Morgan Stanley Mortgage Capital Inc.

Originators:                     The Sponsor is expected to be the originator for approximately 47.79% of the Mortgage Loans by principal balance. American Home Mortgage Corp. is expected to be the originator for approximately
                                 22.18% of the Mortgage Loans by principal balance. See Exhibit 2. No other originator is expected to have originated more than 10% of the Mortgage Loans by principal balance.

Servicers:                       GMAC Mortgage Corporation is expected to be the initial servicer of appromiately 46.98% of the
                                 Mortgage Loans by principal balance. See Exhibit 3. American Home Mortgage Servicing, Inc. is
                                 expected to be the initial servicer of approximately 21.96% of the Mortgage Loans by principal balance. See Exhibit 4. Wells Fargo Bank, National Association is expected to be the initial servicer of approximately 12.17% of the Mortgage Loans by principal balance. No other servicer is expected to be the direct servicer for more than 10% of the Mortgage Loans by principal balance.

Servicing Fee:                   The Servicing Fee Rate is expected to be between 0.250% and 0.375%. The weighted average Servicing
                                 Fee Rate as of the Cut-off Date is expected to be 0.325% per annum.

                                 For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians ongoing (safekeeping and loan file release only) fees.

Servicer Remittance Date:        Generally, the 18th of the month in which the Distribution Date occurs.

Master Servicer/ Securities
Administrator/Auction
Administrator:                   Wells Fargo Bank, National Association.

Trustee:                         LaSalle Bank National Association.

Managers:                        Morgan Stanley (sole lead manager).

Rating Agencies:                 The Offered Certificates are expected to be rated by the three major rating agencies:  Standard &
                                 Poor's, Moody's Investors Service, Inc. and Fitch.

Offered Certificates:            The Class A and Class M Certificates.

Senior Certificates:             The Class A and Class A-X Certificates.


LIBOR Certificates:              The Class A and Class M Certificates.

Notional Certificates:           The Class A-X and Class M-X Certificates.

Class M Certificates:            The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and
                                 Class M-9 Certificates.

Class B Certificates:            The Class B-1, Class B-2 and Class B-3 Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                       3


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Subordinate Certificates:        The Class M, Class M-X and Class B Certificates.

Expected Closing Date:           March 31, 2006 through DTC and, upon request only, through Euroclear or Clearstream.

Cut-off Date:                    March 1, 2006.

Forms and Denomination:          The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of
                                 $25,000, with an addition increment of $1,000.

CPR:                             "CPR"  represents  an assumed  constant  rate of  prepayment  each  month of the then  outstanding principal balance of a pool of mortgage loans.

Prepayment Assumption:           o      Fixed Rate Mortgage Loans: CPR starting at approximately 8% CPR in month 1 and increasing to
                                 20% CPR in month 12 (12%/11 increase for each month), and remaining at 20% CPR thereafter

                                 o      ARM Mortgage Loans:  25% CPR

Record Date:                     For the Offered Certificates and any Distribution Date, the business day immediately preceding that
                                 Distribution Date, or if the Offered Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Accrued Interest:                The Offered Certificates will settle with accrued interest from March 25, 2006 through March 31,
                                 2006 (on a 30/360 basis).

Accrual Period:                  The interest accrual period (the "Accrual Period") with respect to the Offered Certificates for a given Distribution Date will be the period beginning on the 25th day of the month and ending on the
                                 24th day of the month (on a 30/360 basis) in which the Distribution Date occurs.

Distribution Dates:              The 25th of each month, or if such day is not a business day, on the next business day, beginning
                                 April 25, 2006.

Last Scheduled Distribution      The Distribution Date occurring in [April 2036].
Date:

Clean-Up Call:                   The terms of the transaction allow for a purchase of the Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "Clean-Up
                                 Call Date"). The Master Servicer may assign its right to the Clean-Up Call to another party.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                       4


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Optional Termination of the      Commencing with the first Clean-up Call Date, the Auction Administrator shall solicit bids for the
Trust Fund by Purchaser or       purchase of the Mortgage Loans from at least three institutions that are regular purchasers and/or
Auction:                         sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.
                                 If the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO
                                 Property and any other property related to the Mortgage Loans remaining in the trust fund
                                 (collective, the "Assets"), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Assets to the highest bidder (the "Auction Purchaser") at the price offered by the Auction Purchaser (the "Mortgage Loan Auction Price"). If the Auction
                                 Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, on each six-month anniversary of the initial Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction
                                 Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan Auction Price;
                                 provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Clean-up Call Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                                 Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master
                                 Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated
                                 Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property and (c) any unreimbursed servicing advances related to the Mortgage
                                 Loans.

Minimum Auction Price:           For any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the
                                 Mortgage Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Mortgage Loans and (d) any expenses incurred by the Auction Administrator relating to the
                                 Auction process.


Mortgage Loans:                  As of the Cut-off Date, the Mortgage Loans consist of 1,561 fixed rate and adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $556,421,591.

Substitution Adjustment Amount:  The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:        A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:                   A "Realized Loss" for a Liquidated Mortgage Loan is the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property:                    Real Estate owned by the issuing entity.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                       5


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Delinquency:                     As calculated using the MBA methodology, as of the cut-off date, none of the mortgage loans were more than 30 days' delinquent. No more than 3% of the mortgage loans by aggregate stated principal balance as of the cut-off date have been delinquent 30 days or more at least once since they were originated. The servicer of some of these mortgage loans has changed at least one time since they were originated. A servicing transfer in some cases may have contributed to the delinquency of the mortgage loan. None of the mortgage loans have been 60 or more days delinquent since origination.

Class Principal Balance:         The "Class Principal Balance" of any Class of Certificates as of any Distribution Date is the
                                 initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) on the
                                 Mortgage Loans allocated to the Class.

Due Date:                        "Due Date" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:               "Prepayment Period" means for any Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date.

Principal Amount:                The "Principal Amount" for any Distribution Date will equal the sum of:

                                 1. all monthly payments of principal due on each Mortgage Loan (other than a liquidated mortgage loan) on the related Due Date,

                                 2. the principal portion of the purchase price of each Mortgage Loan that was repurchased by the
                                 Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

                                 3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

                                 4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage
                                 Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                                 5. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

                                 6. all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, and

                                 7. any subsequent recoveries (as further described in the Free Writing Prospectus under "Servicing of the Mortgage Loan - Subsequent Recoveries") on the Mortgage Loans received during the calendar month preceding the month of the Distribution Date.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                       6


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Senior Principal Distribution    The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of
Amount:

                                 o the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

                                 o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                                      o the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the
                                      Due Date in the month preceding the month of that Distribution Date and

                                      o either (i) the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related
                                      Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

                                 o the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that Distribution Date;

                                 provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the
                                 Bankruptcy Loss.

Subordinated Principal           The "Subordinated Principal Distribution Amount" for any Distribution Date will equal the sum of
Distribution Amount:
                                 o the Subordinated Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

                                 o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the
                                 Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the
                                 Stated Principal Balance of the Liquidated Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

                                 o the related Subordinated Prepayment Percentage of the sum of the amounts described in clauses 6.
                                 and 7. of the definition of Principal Amount for that Distribution Date.

Senior Percentage:               The "Senior Percentage" for the Senior Certificates and any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of each
                                 Class of Senior Certificates (other than the Notional Amount Certificates) immediately before that Distribution Date, and the denominator of which is the aggregate of the Stated Principal
                                 Balances of the Mortgage Loans as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to such prior Due Date).


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                       7


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Subordinated Percentage:         The "Subordinated Percentage" for the Subordinated Certificates and any Distribution Date is
                                 calculated as the difference between 100% and the Senior Percentage on such Distribution Date.

Senior Prepayment Percentage:    The "Senior Prepayment Percentage" for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment
                                 Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Notional Amount
                                 Certificates) which receive these unscheduled payments of principal while, in the absence of
                                 Realized Losses, increasing the interest in the Mortgage Loans evidenced by the Subordinated
                                 Certificates. Increasing the respective interest of the Subordinated Certificates relative to the
                                 Senior Certificates is intended to preserve the availability of the subordination provided by the
                                 Subordinated Certificates.

                                 The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for such
                                 Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the
                                 third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for such
                                 Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the
                                 Senior Percentage exceeds the Senior Percentage as of the Closing Date, in which case the Senior
                                 Prepayment Percentage for the Distribution Date will once again equal 100%).

                                 Notwithstanding the preceding paragraph, if (x) on or before the Distribution Date in March 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the Closing Date,
                                 the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage
                                 Loans do not exceed 20% of the original subordinate principal balance, the Senior Prepayment
                                 Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the Senior Percentage and (y) after the Distribution Date in March 2009, the
                                 Subordinated Percentage is at least 200% of the Subordinated Percentage as of the Closing Date, the
                                 delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the original subordinate principal balance (the "Two Times Test"), the Senior
                                 Prepayment Percentage will equal the Senior Percentage.



Subordinated Prepayment          The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the
Percentage:                      difference between 100% and the Senior Prepayment Percentage.


Credit Enhancement:              Credit enhancement will be provided by:
                                 o        The subordination of one or more classes of the securities of the series.
                                 o        The preferential allocation  of some or all of the prepayments on the Mortgage Loans to the Senior Certificates in order to increase the level of subordination in the trust.


Corridor Contract Counterparty:  Morgan Stanley Capital Services Inc.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                       8


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Description of the Corridor      The Corridor Contract Counterparty, is a wholly-owned, unregulated, special purpose subsidiary of
Contract Counterparty:           Morgan Stanley ("Morgan Stanley"). The Corridor Contract Counterparty conducts business in the over-the counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of the Corridor Contract Counterparty are 100% guaranteed by
                                 Morgan Stanley.

                                 As of the date hereof, Morgan Stanley is rated "AA-" by Fitch Ratings, "A+" by Standard & Poor's
                                 Rating Services and "Aa3" by Moody's Investor's Service, Inc.

                                 The Sponsor believes that the significance percentage of the Class A Interest Rate Cap and the
                                 Class M Interest Rate Cap will each be less than 10% as of the Closing Date. The Sponsor calculated the significance percentage by reference to the "Significance Estimate" of the Class A Interest
                                 Rate Cap and Class M Interest Rate Cap, which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Class A Interest Rate Cap and the Class M
                                 Interest Rate Cap made in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments. The "Significance Percentage" is the percentage that the amount of the significance estimate represents of the class principal balance of the classes of offered certificates that have the benefit of the Class A Interest Rate Cap or
                                 Class M Interest Rate Cap.

Class A Interest Rate Cap:       Beginning on the second Distribution Date, and for a period of 102 months thereafter, an Interest
                                 Rate Cap will be entered into by the Trust for the benefit of the Class A Certificates.

                                 For its duration, the Class A Interest Rate Cap pays the Trust the product of (i) the excess, if any, of the then current 1-month LIBOR rate (not to exceed the cap ceiling) over the cap strike (on a 30/360 day count basis), (ii) the Class A Interest Rate Cap Notional Balance as set forth on
                                 "Interest Rate Cap Schedule" herein and (iii) 100 ("the Class A Interest Rate Cap Payment").

                                 Proceeds from the Class A Interest Rate Cap will be deposited into the Reserve Fund and then distributed on each Distribution Date to the Class A Certificates.

Class A Interest Rate Cap        The Class A Interest Rate Cap Payment shall be available to pay any Class A Net WAC Shortfall due
Payment Allocation:              to the Class A Certificates.

Class M Interest Rate Cap:       Beginning on the second Distribution Date, and for a period of 102 months thereafter, an Interest
                                 Rate Cap will be entered into by the Trust for the benefit of the Class M Certificates.

                                 For its duration, the Class M Interest Rate Cap pays the Trust the product of (i) the excess, if any, of the then current 1-month LIBOR rate (not to exceed the cap ceiling) over the cap strike (on a 30/360 day count basis), (ii) the Class M Interest Rate Cap Notional Balance as set forth on
                                 "Interest Rate Cap Schedule" herein and (iii) 100 ("the Class M Interest Rate Cap Payment").

                                 Proceeds from the Class M Interest Rate Cap will be deposited into the Reserve Fund and then distributed on each Distribution Date to the Class M Certificates, pro-rata.

Class M Interest Rate Cap        The Class M Interest Rate Cap Payment shall be available to pay any Class M Net WAC Shortfall due
Payment Allocation:              to the Class M Certificates.

Net Mortgage Rate:               The "Net Mortgage Rate" with respect to any Mortgage Loan is the related Mortgage Rate minus the related Servicing Fee Rate and lender paid mortgage insurance, if any.

Net WAC Cap:                     For each Distribution Date and the Class A and Class M Certificates, the weighted average of the
                                 Net Mortgage Rates for the Mortgage Loans ("Net WAC Cap"), as of the related Due Date.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                       9


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Class A Net WAC Shortfall:       If on any Distribution Date, the Certificate Interest Rate of the Class A Certificates is subject to the Net WAC Cap, such Certificates will, to the extent described below, be entitled to payment of an amount equal to the sum of (i) the excess of (a) interest accrued at the respective
                                 Certificate Formula Rate over (b) the amount of interest received on such Certificates based on the
                                 Net WAC Cap , plus (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the then applicable Certificate Formula Rate) (a "Class A Net WAC
                                 Shortfall").


Class M Net WAC Shortfall:       If on any Distribution Date, the related Certificate Interest Rate of any Class M Certificates is
                                 subject to the Net WAC Cap, such Class of Certificates will, to the extent described below, be entitled to payment of an amount equal to the sum of (i) the excess of (a) interest accrued at the respective Certificate Formula Rate over (b) the amount of interest received on such Class of
                                 Certificates based on the Net WAC Cap , plus (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the then applicable Certificate Formula
                                 Rate for such Class) (for each class of Class M Certificates, a "Class M Net WAC Shortfall").


Certificate Interest Rate:       The Class A and Class M Certificates will have a Certificate Interest Rate equal to the lesser of
                                 (i) the related Certificate Formula Rate and (ii) the Net WAC Cap.


Certificate Formula Rate:        The Class A and Class M Certificates will have a Certificate Formula Rate equal to the lesser of
                                 (i) one-month LIBOR plus the related margin and (ii) 11.50%.


LIBOR:                           LIBOR will be established as follows:
                                      1.  If on any LIBOR determination date two or more reference banks provide offered quotations,
                                          LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                                      2.  If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

                                          a.   LIBOR as determined on the LIBOR determination date or

                                          b.   The reserve interest rate.

                                 See "Description of the Certificates - Indices Applicable to Floating Rate and Inverse Floating
                                 Rate Classes" as listed in the prospectus.


Reserve Fund:                    As of the Closing Date, the "Reserve Fund" will be established on behalf of the Class A and Class
                                 M Certificates.  The Reserve Fund will be funded by an initial deposit of funds on the Closing
                                 Date, and thereafter first (i) by any amounts paid under the Class A Interest Rate Cap and Class
                                 M Interest Rate Cap and then (ii) by amounts otherwise distributable to the Class A-X and Class
                                 M-X Certificates in respect of interest to the extent of any of related Net WAC Shortfall amounts for a related Distribution Date remaining after allocation of any payments made with respect to the related interest rate cap.  The Reserve Fund will not be an asset of the REMIC.  On any
                                 Distribution Date, the Class A and Class M Certificates will be entitled to receive payments from the Reserve Fund in an amount equal to the related Net WAC Shortfall amount for such Distribution
                                 Date remaining after allocation of payments made under the interest rate cap, to the extent available.  Any amounts remaining in the Reserve Fund after such distribution will be distributed
                                 to the Class A-X and Class M-X Certificates.   The Reserve Fund will comprise two sub accounts;
                                 the "Class A-X Sub Account" and the "Class M-X Sub Account" and each, a "Sub Account").  Amounts with respect to the Class A and Class A-X Certificates will be deposited into and withdrawn from the Class A-X Sub Account and amounts with respect to the Class M and Class M-X Certificates will be deposited into and withdrawn from the Class M-X Sub Account.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                      10


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Loss and Delinquency Tests:      Notwithstanding the foregoing, no decrease in the related Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

                                      o     the outstanding principal balance of all Mortgage Loans delinquent 60 days or more
                                      (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage
                                      Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate
                                      Certificates, does not equal or exceed 50%, and

                                      o     cumulative Realized Losses on the Mortgage Loans do not exceed

                                            (a) commencing with the Distribution Date on the seventh anniversary of the first
                                                Distribution Date, 30% of the aggregate Class Principal Balance of the Subordinated
                                                Certificates as of the Closing Date (with respect to the Subordinate Certificates, the "original subordinate principal balance")

                                            (b) commencing with the Distribution Date on the eighth anniversary of the first
                                                Distribution Date, 35% of the original subordinate principal balance

                                            (c) commencing with the Distribution Date on the ninth anniversary of the first
                                                Distribution Date, 40% of the original subordinate principal balance

                                            (d) commencing with the Distribution Date on the tenth anniversary of the first
                                                Distribution Date, 45% of the original subordinate principal balance, and

                                            (e) commencing with the Distribution Date on the eleventh anniversary of the first
                                                Distribution Date, 50% of the original subordinate principal balance.

Allocation of Realized Losses:   Any realized losses (other than Excess Losses) on the Mortgage Loans will be allocated as follows:
                                 first, to the Subordinate Certificates in reverse order of their priority of payment, in each case until the respective class principal balance thereof has been reduced to zero; thereafter, to the
                                 Class A Certificates in reduction of their principal balance, until the class principal balance thereof has been reduced to zero.

                                 On each Distribution Date, Excess Losses on the Mortgage Loans will be allocated among the classes of Senior Certificates and the Subordinated Certificates pro rata, based on their Class Certificate
                                 Balances.

                                 For purposes of allocating distributions and losses to the Subordinated Certificates, the Class M
                                 Certificates have higher payment priorities than the Class B Certificates. Within the Class M and
                                 Class B Certificates, the payment prioirities are in numerical order.


Excess Loss:                     Excess Losses are special hazard, fraud or bankruptcy losses that exceed levels specified by the
                                 Rating Agencies based on their analysis of the Mortgage Loans.

Senior Credit Support            The "Senior Credit Support Depletion Date" for the Senior Certificates is the date on which the
Depletion Date:                  aggregate Class Principal Balance of the Subordinated Certificates has been reduced to zero.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                      11


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Certificate Priority of          With respect to any Distribution Date, available funds from the Mortgage Loans will be distributed
Distributions:                   in the following order of priority:

                                      1)    Senior Certificates, accrued and unpaid interest at the related Certificate Interest
                                            Rate, from the Mortgage Loans; provided, however, the amount of interest otherwise distributable to the Class A-X Certificates shall first be deposited in the Reserve
                                            Fund.

                                      2)    Class A Certificates, Senior Principal Distribution Amount as allocable to such class.

                                      3)    Class A Certificates, the related Net WAC Shortfall amount from the Reserve Fund, remaining unpaid after application of the amounts received under the Class A Interest
                                            Rate Cap.

                                      4)    Class A-X Certificates, the excess amounts related to the Class A-X Certificates, from the Class A-X Sub Account (see Reserve Fund).

                                      5)    Class M-X Certificates, accrued and unpaid interest at the related Certificate Interest
                                            Rate, from the Mortgage Loans; provided, however, the amount of interest otherwise distributable to the Class M-X Certificates shall first be deposited in the Reserve
                                            Fund.

                                      6)    Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                                            Class M-9, Class B-1, Class B-2 and Class B-3 Certificates, in sequential order, first accrued and unpaid interest at the related Certificate Interest Rate and then the respective shares of principal allocable to such classes.

                                      7)    Class M Certificates, the related Net WAC Shortfall amount from the Reserve Fund, remaining unpaid after application of the amounts received under the Class M Interest
                                            Rate Cap.

                                      8)    Class M-X Certificates, the excess amounts related to the Class M-X Certificates, from the Class M-X Sub Account (see Reserve Fund).


Trust Tax Status:                One or more REMICs.

ERISA Eligibility:               Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered
                                 Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal
                                 Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:               It is anticipated that the Class A, Class M-1, Class M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                                 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement and       This term sheet does not contain all information that is required to be included in a
Prospectus:                      registration statement, or in a base prospectus and prospectus supplement.

                                 The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                 The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                 http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                      12


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE
                                 WRITING PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY MORTGAGE LOAN TRUST
                                 2006-5AR TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN
                                 CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool Information:         Information concerning the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at
                                 http://www.morganstanley.com/institutional/abs_spi/Prime_AltA.html.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


                 Weighted Average Life ("WAL") Sensitivity(1)
                             To Clean-up Call Date


----------------------------------------------------------------------------------------------------------------------------------
Prepay     Prepayment
Speed      Assumption (% )                   60            75            85          100           125           150          200
----------------------------------------------------------------------------------------------------------------------------------
A          WAL (yrs)                       5.44          4.37          3.84         3.22          2.49          2.00         1.38
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
M-1        WAL (yrs)                       9.42          7.59          6.72         5.74          4.71          3.95         2.91
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
M-2        WAL (yrs)                       9.42          7.59          6.72         5.74          4.71          3.95         2.91
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
M-3        WAL (yrs)                       9.42          7.59          6.72         5.74          4.71          3.95         2.91
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
M-4        WAL (yrs)                       9.42          7.59          6.72         5.74          4.71          3.95         2.91
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
M-5        WAL (yrs)                       9.42          7.59          6.72         5.74          4.71          3.95         2.91
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
M-6        WAL (yrs)                       9.42          7.59          6.72         5.74          4.71          3.95         2.91
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
M-7        WAL (yrs)                       9.42          7.59          6.72         5.74          4.71          3.95         2.91
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
M-8        WAL (yrs)                       9.42          7.59          6.72         5.74          4.71          3.95         2.91
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
M-9        WAL (yrs)                       9.42          7.59          6.72         5.74          4.71          3.95         2.91
           Principal Window             1 - 170       1 - 139       1 - 123      1 - 104        1 - 81        1 - 65       1 - 45
----------------------------------------------------------------------------------------------------------------------------------


                 Weighted Average Life ("WAL") Sensitivity(1)
               To Maturity (of the last maturing Mortgage Loan)

----------------------------------------------------------------------------------------------------------------------------------
Prepay     Prepayment
Speed      Assumption (% )                   60            75            85          100           125           150          200
----------------------------------------------------------------------------------------------------------------------------------
A          WAL (yrs)                       5.86          4.76          4.20         3.54          2.74          2.20         1.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
M-1        WAL (yrs)                      10.36          8.45          7.52         6.48          5.39          4.59         3.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
M-2        WAL (yrs)                      10.36          8.45          7.52         6.48          5.39          4.59         3.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
M-3        WAL (yrs)                      10.36          8.45          7.52         6.48          5.39          4.59         3.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
M-4        WAL (yrs)                      10.36          8.45          7.52         6.48          5.39          4.59         3.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
M-5        WAL (yrs)                      10.36          8.45          7.52         6.48          5.39          4.59         3.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
M-6        WAL (yrs)                      10.36          8.45          7.52         6.48          5.39          4.59         3.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
M-7        WAL (yrs)                      10.36          8.45          7.52         6.48          5.39          4.59         3.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
M-8        WAL (yrs)                      10.36          8.45          7.52         6.48          5.39          4.59         3.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
M-9        WAL (yrs)                      10.36          8.45          7.52         6.48          5.39          4.59         3.52
           Principal Window             1 - 359       1 - 359       1 - 359      1 - 359       1 - 359       1 - 359      1 - 359
----------------------------------------------------------------------------------------------------------------------------------

(1)  Run using Structuring Assumptions as further described herein.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------



                    Schedule of Effective Net WAC Cap Rates

Period              Class A  Class M-1  Class M-2  Class M-3  Class M-4  Class M-5  Class M-6  Class M-7  Class M-8  Class M-9
                  Effective  Effective  Effective  Effective  Effective  Effective  Effective  Effective  Effective  Effective
                        Cap        Cap        Cap        Cap        Cap        Cap        Cap        Cap        Cap        Cap
                 (%) (1)(3)  (%)(2)(3)  (%)(2)(3)  (%)(2)(3)  (%)(2)(3)  (%)(2)(3)  (%)(2)(3)  (%)(2)(3)  (%)(2)(3)  (%)(2)(3)
0                         -
1                      5.25       5.37       5.39       5.41       5.52       5.54       5.62       6.10       6.15       6.15
2 and                 11.50      11.50      11.50      11.50      11.50      11.50      11.50      11.50      11.50      11.50
thereafter







1 Beginning in period 2, calculated as (a) Net WAC Cap plus (b) the proceeds from the related Interest Rate Cap divided by the beginning period balances of the Class A Certificates times 12 plus (c) any Reserve Fund Deposits from the Class A-X Certificate divided by the beginning period balances of the Class A Certificates times 12, subject to a maximum of 11.50%.
2 Beginning in period 2, calculated as (a) Net WAC Cap plus (b) the proceeds from the related Interest Rate Cap divided by the beginning period balances of the Class M Certificates times 12 plus (c) any Reserve Fund Deposits from the Class M-X Certificate divided by the beginning period balances of the Class M Certificates times 12, subject to a maximum of 11.50%.
3 Run to first possible Clean up Call Date assuming 100% of the Prepayment Assumption, no losses and all indices are 20%, beginning in period 2.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------



                                             Interest Rate Cap Schedules

                                              Class A Interest Rate Cap
----------------------------------------------------------------------------------------------------------
             Class A Interest                                                Class A
                     Rate Cap                                          Interest Rate
                     Notional      Strike      Ceiling                  Cap Notional    Strike    Ceiling
Period            Balance ($)           %            %       Period      Balance ($)         %          %
2                5,031,244.20       5.761       11.250           54     1,440,521.53     7.858     11.250
3                4,921,741.83       5.761       11.250           55     1,408,717.72     7.887     11.250
4                4,812,813.08       5.761       11.250           56     1,377,609.46     8.116     11.250
5                4,704,452.96       5.761       11.250           57     1,347,164.02     8.285     11.250
6                4,596,662.14       5.761       11.250           58     1,317,403.21     8.620     11.250
7                4,489,446.81       5.761       11.250           59     1,288,302.35     9.011     11.250
8                4,382,818.45       5.761       11.250           60     1,259,832.34     9.163     11.250
9                4,276,807.96       5.762       11.250           61     1,231,995.89     9.160     11.250
10               4,172,529.92       5.762       11.250           62     1,204,777.30     9.154     11.250
11               4,070,498.27       6.088       11.250           63     1,178,162.49     9.148     11.250
12               3,970,747.69       6.087       11.250           64     1,152,137.89     9.143     11.250
13               3,873,234.19       6.087       11.250           65     1,126,690.30     9.138     11.250
14               3,777,907.32       6.087       11.250           66     1,101,806.85     9.135     11.250
15               3,684,717.78       6.086       11.250           67     1,077,475.50     9.151     11.250
16               3,593,617.42       6.086       11.250           68     1,053,686.77     9.148     11.250
17               3,504,559.14       6.085       11.250           69     1,030,425.32     9.142     11.250
18               3,417,496.94       6.085       11.250           70     1,007,679.16     9.135     11.250
19               3,332,385.85       6.086       11.250           71       985,436.78     9.131     11.250
20               3,249,181.95       6.086       11.250           72       963,686.96     9.124     11.250
21               3,167,842.28       6.087       11.250           73       942,418.72     9.121     11.250
22               3,088,324.87       6.119       11.250           74       921,621.54     9.114     11.250
23               3,010,588.95       6.638       11.250           75       901,284.71     9.108     11.250
24               2,934,620.94       6.656       11.250           76       881,397.98     9.102     11.250
25               2,860,353.54       6.656       11.250           77       861,951.31     9.096     11.250
26               2,787,748.52       6.654       11.250           78       842,934.91     9.096     11.250
27               2,716,768.50       6.661       11.250           79       824,338.87     9.101     11.250
28               2,647,378.28       6.699       11.250           80       806,155.35     9.095     11.250
29               2,579,537.25       6.837       11.250           81       788,373.97     9.089     11.250
30               2,513,220.86       6.923       11.250           82       770,985.78     9.083     11.250
31               2,448,357.47       6.945       11.250           83       753,982.01     9.076     11.250
32               2,384,945.79       7.008       11.250           84       737,354.13     9.070     11.250
33               2,322,943.86       7.100       11.250           85       721,093.78     9.064     11.250
34               2,266,917.10       7.164       11.250           86       705,192.78     9.058     11.250
35               2,212,191.86       7.679       11.250           87       689,643.15     9.052     11.250
36               2,158,749.67       7.701       11.250           88       674,437.07     9.045     11.250
37               2,106,549.27       7.699       11.250           89       659,566.91     9.039     11.250
38               2,059,914.45       7.699       11.250           90       645,025.21     9.033     11.250
39               2,014,318.12       7.703       11.250           91       630,804.67     9.027     11.250
40               1,969,738.25       7.706       11.250           92       616,898.28     9.021     11.250
41               1,926,151.25       7.714       11.250           93       603,298.94     9.015     11.250
42               1,883,536.08       7.749       11.250           94       589,999.83     9.008     11.250
43               1,841,877.56       7.746       11.250           95       576,994.28     9.002     11.250
44               1,801,145.67       7.755       11.250           96       564,275.78     8.996     11.250
45               1,761,321.88       7.783       11.250           97       551,837.96     8.989     11.250
46               1,722,390.32       7.785       11.250           98       539,674.59     8.983     11.250
47               1,684,324.30       7.820       11.250           99       527,779.58     8.977     11.250
48               1,647,104.87       7.821       11.250          100       516,146.98     8.971     11.250
49               1,610,712.73       7.818       11.250          101       504,770.98     8.964     11.250
50               1,575,129.04       7.815       11.250          102       493,645.87     8.958     11.250
51               1,540,335.71       7.812       11.250          103       482,766.10     8.952     11.250
52               1,506,315.12       7.810       11.250          104       472,126.27     8.946     11.250
53               1,473,049.91       7.827       11.250      105 and             0.00     0.000      0.000
                                                         thereafter


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------


                                      16


--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


                                              Class M Interest Rate Cap
---------------------------------------------------------------------------------------------------------
             Class M Interest                                                Class M
                     Rate Cap                                          Interest Rate
                     Notional      Strike     Ceiling                   Cap Notional    Strike    Ceiling
Period            Balance ($)           %           %        Period      Balance ($)         %          %
2                  325,414.81       5.481      10.970            54       210,513.96     7.578     10.970
3                  325,318.70       5.481      10.970            55       205,866.24     7.607     10.970
4                  325,221.69       5.481      10.970            56       201,320.16     7.836     10.970
5                  325,123.81       5.481      10.970            57       196,870.94     8.005     10.970
6                  325,025.07       5.481      10.970            58       192,521.78     8.340     10.970
7                  324,925.52       5.481      10.970            59       188,269.06     8.731     10.970
8                  324,825.17       5.481      10.970            60       184,108.52     8.883     10.970
9                  324,724.07       5.482      10.970            61       180,040.58     8.880     10.970
10                 324,622.23       5.482      10.970            62       176,062.93     8.874     10.970
11                 324,519.68       5.808      10.970            63       172,173.51     8.868     10.970
12                 324,417.19       5.807      10.970            64       168,370.35     8.863     10.970
13                 324,313.97       5.807      10.970            65       164,651.50     8.858     10.970
14                 324,210.02       5.807      10.970            66       161,015.10     8.855     10.970
15                 324,105.32       5.806      10.970            67       157,459.38     8.871     10.970
16                 323,999.89       5.806      10.970            68       153,982.96     8.868     10.970
17                 323,893.70       5.805      10.970            69       150,583.60     8.862     10.970
18                 323,786.75       5.805      10.970            70       147,259.53     8.855     10.970
19                 323,679.05       5.806      10.970            71       144,009.09     8.851     10.970
20                 323,570.58       5.806      10.970            72       140,830.63     8.844     10.970
21                 323,461.33       5.807      10.970            73       137,722.55     8.841     10.970
22                 323,351.31       5.839      10.970            74       134,683.30     8.834     10.970
23                 323,240.54       6.358      10.970            75       131,711.34     8.828     10.970
24                 323,131.92       6.376      10.970            76       128,805.14     8.822     10.970
25                 323,022.51       6.376      10.970            77       125,963.26     8.816     10.970
26                 322,912.31       6.374      10.970            78       123,184.25     8.816     10.970
27                 322,801.31       6.381      10.970            79       120,466.67     8.821     10.970
28                 322,689.65       6.419      10.970            80       117,809.39     8.815     10.970
29                 322,576.74       6.557      10.970            81       115,210.86     8.809     10.970
30                 322,463.87       6.643      10.970            82       112,669.80     8.803     10.970
31                 322,346.13       6.665      10.970            83       110,184.91     8.796     10.970
32                 322,227.53       6.728      10.970            84       107,754.96     8.790     10.970
33                 322,106.78       6.820      10.970            85       105,378.71     8.784     10.970
34                 318,479.65       6.884      10.970            86       103,054.98     8.778     10.970
35                 314,893.50       7.399      10.970            87       100,782.60     8.772     10.970
36                 311,349.49       7.421      10.970            88        98,560.43     8.765     10.970
37                 307,845.47       7.419      10.970            89        96,387.34     8.759     10.970
38                 301,030.38       7.419      10.970            90        94,262.26     8.753     10.970
39                 294,367.06       7.423      10.970            91        92,184.11     8.747     10.970
40                 287,852.27       7.426      10.970            92        90,151.86     8.741     10.970
41                 281,482.59       7.434      10.970            93        88,164.49     8.735     10.970
42                 275,254.92       7.469      10.970            94        86,220.99     8.728     10.970
43                 269,167.05       7.466      10.970            95        84,320.40     8.722     10.970
44                 263,214.61       7.475      10.970            96        82,461.75     8.716     10.970
45                 257,394.86       7.503      10.970            97        80,644.12     8.709     10.970
46                 251,705.51       7.505      10.970            98        78,866.60     8.703     10.970
47                 246,142.64       7.540      10.970            99        77,128.29     8.697     10.970
48                 240,703.50       7.541      10.970           100        75,428.34     8.691     10.970
49                 235,385.25       7.538      10.970           101        73,765.88     8.684     10.970
50                 230,185.14       7.535      10.970           102        72,140.09     8.678     10.970
51                 225,100.54       7.532      10.970           103        70,550.15     8.672     10.970
52                 220,128.86       7.530      10.970           104        68,995.27     8.666     10.970
53                 215,267.57       7.547      10.970       105 and             0.00     0.000      0.000
                                                         thereafter


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Structuring Assumptions

o the Mortgage Loans prepay at the specified constant percentages of the related Prepayment Assumption,

o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

o the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

o prepayments are allocated as described in this preliminary termsheet and in the freewriting prospectus without giving effect to loss and delinquency tests,

o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

o    the Closing Date of the sale of the Certificates is March 31, 2006,

o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

o the levels of the One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR, and One-Year CMT Indices remain constant at 5.000%, 5.032%, 5.127% and 4.721% respectively,

o the Mortgage Rate on each Mortgage Loan with an adjustable Mortgage Rate will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Initial and Subsequent Periodic Rate Caps (as applicable), set forth in the table below,

o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period, and

o The loans consist of [158] Mortgage Loans with the following characteristics:


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------



                                                              Original  Remaining
                                 Cut-off             Current   Term to    Term to   Initial  Subsequent             Maximum
                                    Date   Current       Net    Stated     Stated  Periodic    Periodic    Gross   Mortgage
            Index              Principal  Mortgage  Mortgage  Maturity   Maturity      Rate        Rate   Margin       Rate
Type        Name             Balance ($)  Rate (%)  Rate (%)  (Months)   (Months)   Cap (%)     Cap (%)      (%)        (%)
-----------------------------------------------------------------------------------------------------------------------------
ARM         1 Year LIBOR    1,402,139.31   6.70961   6.45961       360        354   5.00000     2.00000  2.25000   11.70961
ARM         1 Year LIBOR      360,000.00   6.12500   5.87500       360        354   2.00000     2.00000  2.25000   11.12500
ARM         1 Year LIBOR    2,970,943.56   5.98048   5.73048       360        353   5.00000     2.00000  2.25000   10.98048
ARM         1 Year LIBOR      263,971.23   5.87500   5.62500       360        354   5.00000     2.00000  2.25000   10.87500
ARM         1 Year LIBOR    2,238,136.52   5.64144   5.39144       360        353   5.00000     2.00000  2.25000   10.64144
ARM         6 Month LIBOR   8,758,421.99   7.98087   7.60587       360        358   2.00000     2.00000  4.78594   13.98087
ARM         6 Month LIBOR     151,616.59   6.90000   6.52500       360        357   2.00000     2.00000  5.00000   12.90000
ARM         6 Month LIBOR   2,894,912.10   7.93883   7.56383       360        358   2.00000     2.00000  5.00000   13.93883
ARM         6 Month LIBOR   1,925,389.01   6.90680   6.53180       360        358   3.00000     1.00000  3.10336   11.90680
ARM         6 Month LIBOR     839,948.56   7.70765   7.33265       360        358   3.00000     1.00000  3.24589   13.70765
ARM         6 Month LIBOR  18,138,626.27   7.69259   7.31759       360        358   2.00000     2.00000  5.00000   13.69259
ARM         6 Month LIBOR     247,396.00   6.87500   6.50000       360        358   2.00000     2.00000  5.00000   12.87500
ARM         6 Month LIBOR   9,233,817.78   7.55065   7.17565       360        357   2.00000     2.00000  5.00000   13.55065
ARM         6 Month LIBOR     180,000.00   7.25000   6.87500       360        358   2.00000     2.00000  5.00000   13.25000
ARM         6 Month LIBOR     378,399.99   6.60227   6.22727       360        354   3.00000     1.00000  4.04545   12.14773
ARM         6 Month LIBOR   2,481,620.00   7.42412   7.04912       360        359   2.00000     2.00000  5.00000   13.42412
ARM         6 Month LIBOR     312,000.00   6.62500   6.25000       360        358   2.00000     2.00000  5.00000   12.62500
ARM         6 Month LIBOR     804,718.00   6.61377   6.23877       360        359   2.00000     2.00000  5.00000   12.61377
ARM         6 Month LIBOR  14,377,811.76   6.93024   6.55524       360        358   3.00000     1.00000  2.65339   11.93024
ARM         6 Month LIBOR     985,800.00   7.39298   7.01798       360        359   3.00000     1.00000  2.53596   13.39298
ARM         6 Month LIBOR     592,550.00   7.44935   7.07435       360        359   3.00000     1.00000  2.44935   13.44935
ARM         6 Month LIBOR   1,334,300.00   7.10610   6.73110       360        358   3.00000     1.00000  4.38170   12.33094
ARM         6 Month LIBOR     346,399.49   5.75000   5.37500       360        356   3.00000     1.00000  2.75000   10.75000
ARM         1 Year LIBOR    7,648,868.47   5.94453   5.56953       360        356   2.00000     2.00000  2.25952   11.93149
ARM         1 Year LIBOR       95,882.59   6.50000   6.12500       360        353   2.00000     2.00000  2.25000   12.50000
ARM         1 Year LIBOR    1,764,771.57   6.18173   5.80673       360        353   6.00000     2.00000  2.25000   12.18173
ARM         1 Year LIBOR      259,200.85   5.87500   5.50000       360        357   6.00000     2.00000  2.25000   11.87500
ARM         1 Year CMT        180,361.81   5.50000   5.12500       360        350   6.00000     2.00000  2.25000   11.50000
ARM         1 Year LIBOR    7,733,132.68   5.87324   5.49824       360        353   2.00000     2.00000  2.26169   11.87324
ARM         1 Year LIBOR      756,635.57   5.70679   5.33179       360        352   2.00000     2.00000  2.25000   11.70679
ARM         1 Year LIBOR    1,032,432.33   5.37514   5.00014       360        355   2.00000     2.00000  2.59951   11.37514
ARM         1 Year LIBOR    1,338,793.90   5.64347   5.26847       360        353   3.00000     2.00000  2.63348   11.41042
ARM         1 Year LIBOR      333,774.38   6.37500   6.00000       360        353   5.00000     2.00000  2.50000   12.37500
ARM         1 Year LIBOR    1,167,927.24   6.56384   6.18884       360        358   6.00000     2.00000  2.25000   12.56384
ARM         1 Year CMT      1,835,155.65   5.89762   5.52262       360        355   3.00000     2.00000  2.75000   11.89762
ARM         1 Year LIBOR    9,553,559.05   6.05248   5.67748       360        358   2.00000     2.00000  2.31489   12.04135
ARM         1 Year LIBOR      391,950.00   6.37500   6.00000       360        357   2.00000     2.00000  2.25000   11.37500
ARM         1 Year LIBOR      408,000.00   6.50000   6.12500       360        356   2.00000     2.00000  2.25000   12.50000
ARM         1 Year LIBOR      268,000.00   6.37500   6.00000       360        356   5.87500     2.00000  2.25000   12.25000
ARM         1 Year LIBOR    1,782,762.78   6.67764   6.30264       360        357   6.00000     2.00000  2.25000   12.67764
ARM         6 Month LIBOR     755,648.57   6.52096   6.14596       360        356   2.00000     1.80114  4.45313   12.52096
ARM         6 Month LIBOR   1,626,255.03   6.61247   6.23747       360        356   3.00000     1.00000  2.85150   11.61247
ARM         6 Month LIBOR     297,197.62   6.62500   6.25000       360        350   3.00000     1.00000  3.62500   11.62500
ARM         6 Month LIBOR     186,094.26   7.12500   6.75000       360        351   3.00000     1.00000  2.87500   12.12500
ARM         6 Month LIBOR   1,668,439.60   4.58955   4.21455       360        358   3.00000     1.00000  2.25000   10.43351
ARM         6 Month LIBOR   3,015,842.04   6.14897   5.77397       360        356   6.00000     1.97593  2.26203   12.14897
ARM         6 Month LIBOR     356,355.79   6.25000   5.87500       360        353   6.00000     1.00000  2.75000   12.25000
ARM         6 Month LIBOR   1,625,324.73   6.03028   5.65528       360        356   6.00000     2.00000  2.25000   12.03028
ARM         6 Month LIBOR   1,057,723.21   6.18825   5.81325       360        353   2.00000     1.00000  2.43886   12.18825
ARM         6 Month LIBOR   1,250,523.55   6.00428   5.62928       360        351   3.00000     1.00000  2.53455   11.57338
ARM         6 Month LIBOR     231,200.00   6.37500   6.00000       360        352   3.00000     1.00000  3.37500   11.37500
ARM         6 Month LIBOR     540,000.00   6.12500   5.75000       360        357   6.00000     2.00000  3.25000   12.12500
ARM         6 Month LIBOR   1,136,619.83   6.52374   6.14874       360        355   2.00000     2.00000  5.00000   12.52374
ARM         6 Month LIBOR     264,000.00   6.50000   6.12500       360        357   2.00000     2.00000  5.00000   12.50000
ARM         6 Month LIBOR     212,000.00   6.37500   6.00000       360        357   2.00000     2.00000  5.00000   12.37500
ARM         6 Month LIBOR     186,000.00   6.75000   6.37500       360        358   3.00000     1.00000  2.25000   11.75000
ARM         6 Month LIBOR     131,459.77   5.24000   4.86500       360        354   1.00000     1.00000  3.25000   11.24000
ARM         6 Month LIBOR     239,300.00   6.25000   5.87500       360        356   2.00000     1.00000  2.75000   12.25000
ARM         6 Month LIBOR     959,316.00   6.19673   5.82173       360        357   2.00000     1.14345  3.07277   12.19673
ARM         6 Month LIBOR   1,199,052.30   6.48431   6.10931       360        358   3.00000     1.00000  2.25000   11.48431
ARM         6 Month LIBOR     831,120.00   6.20450   5.82950       360        358   3.00000     1.00000  4.68500   11.20450
ARM         6 Month LIBOR   1,863,650.00   6.15443   5.77943       360        359   3.00000     1.00000  2.57034   12.08575



             Minimum                     Rate      Remaining
            Mortgage    Months to       Reset  Interest-Only
                Rate    Next Rate   Frequency         Period
Type             (%)   Adjustment    (Months)       (Months)
-------------------------------------------------------------
ARM          2.25000          114          12            N/A
ARM          2.25000          114          12            114
ARM          2.25000          113          12            113
ARM          2.25000          114          12            114
ARM          2.25000          113          12            113
ARM          7.98087           22           6            N/A
ARM          6.90000           21           6            N/A
ARM          7.93883           22           6            N/A
ARM          3.10336           22           6            N/A
ARM          3.24589           22           6            N/A
ARM          7.69259           22           6             58
ARM          6.87500           22           6             58
ARM          7.55065           21           6             57
ARM          7.25000           23           6             59
ARM          4.04545           18           6             54
ARM          7.42412           23           6            119
ARM          6.62500           22           6            118
ARM          6.61377           23           6            119
ARM          2.69651           22           6            118
ARM          2.53596           23           6            119
ARM          2.44935           23           6            119
ARM          4.38170           22           6            118
ARM          2.75000           20           6            116
ARM          2.25952           32          12            N/A
ARM          2.25000           29          12            N/A
ARM          2.25000           29          12            N/A
ARM          2.25000           33          12            N/A
ARM          2.25000           26          12            N/A
ARM          2.32663           29          12             29
ARM          2.25000           28          12             28
ARM          3.07386           31          12             31
ARM          2.68321           29          12             29
ARM          2.50000           29          12             29
ARM          2.25000           34          12             34
ARM          2.75000           31          12             31
ARM          2.31489           34          12            118
ARM          2.25000           33          12            117
ARM          2.25000           32          12            116
ARM          2.25000           32          12            116
ARM          2.25000           33          12            117
ARM          4.94701           32           6            N/A
ARM          2.85150           32           6            N/A
ARM          3.62500           26           6            N/A
ARM          2.87500           27           6            N/A
ARM          2.32802           34           6            N/A
ARM          2.26203           32           6            N/A
ARM          2.75000           29           6            N/A
ARM          2.25000           32           6            N/A
ARM          2.43886           29           6             29
ARM          2.53455           27           6             27
ARM          3.37500           28           6             28
ARM          3.25000           33           6             33
ARM          6.52374           31           6             55
ARM          6.50000           33           6             57
ARM          5.00000           33           6             57
ARM          2.25000           34           6             58
ARM          2.25000           30           6            114
ARM          2.75000           32           6            116
ARM          3.92177           33           6            117
ARM          2.25000           34           6            118
ARM          4.68500           34           6            118
ARM          2.57034           35           6            119


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------



                                                              Original  Remaining
                                 Cut-off             Current   Term to    Term to   Initial  Subsequent            Maximum
                                    Date   Current       Net    Stated     Stated  Periodic    Periodic    Gross  Mortgage
            Index              Principal  Mortgage  Mortgage  Maturity   Maturity      Rate        Rate   Margin      Rate
Type        Name             Balance ($)  Rate (%)  Rate (%)  (Months)   (Months)   Cap (%)     Cap (%)      (%)       (%)
ARM         6 Month LIBOR     263,006.00   5.30630   4.93130       360        350   4.00000     1.00000  2.25000  10.30630
ARM         6 Month LIBOR     788,347.00   6.55475   6.17975       360        356   5.00000     1.42109  2.25000  12.55475
ARM         6 Month LIBOR   4,683,730.88   6.17830   5.80330       360        355   6.00000     1.88203  2.30899  12.17830
ARM         6 Month LIBOR     241,000.00   5.87500   5.50000       360        350   6.00000     2.00000  2.25000  11.87500
ARM         6 Month LIBOR     744,000.00   6.07460   5.69960       360        353   6.00000     2.00000  2.37500  12.07460
ARM         6 Month LIBOR     179,554.25   5.50000   5.12500       360        352   6.00000     1.00000  2.75000  11.50000
ARM         6 Month LIBOR     434,952.88   6.50000   6.12500       360        353   6.00000     1.00000  2.75000  12.50000
ARM         6 Month LIBOR   1,040,000.00   6.24038   5.86538       360        358   6.00000     2.00000  2.25000  12.24038
ARM         6 Month LIBOR   2,270,217.93   6.42605   6.05105       360        354   6.00000     1.76925  2.69716  12.42605
ARM         1 Year LIBOR      780,416.73   6.18631   5.93631       360        354   2.00000     2.00000  2.25000  11.18631
ARM         1 Year LIBOR      193,088.49   6.25000   6.00000       360        353   2.00000     2.00000  2.25000  11.25000
ARM         1 Year LIBOR    5,396,133.41   6.41789   6.08339       360        357   5.00000     2.00000  2.25000  11.41789
ARM         1 Year LIBOR    1,797,764.95   6.62532   6.25032       360        358   5.00000     2.00000  2.25000  11.62532
ARM         1 Year LIBOR    1,961,560.27   6.47898   6.12295       360        356   5.00000     2.00000  2.25000  11.47898
ARM         1 Year LIBOR    1,198,940.13   6.62084   6.24584       360        359   6.00000     2.00000  2.25000  12.62084
ARM         1 Year LIBOR       95,900.00   6.25000   5.87500       360        359   6.00000     2.00000  2.25000  12.25000
ARM         1 Year LIBOR      216,808.55   6.62500   6.25000       360        359   6.00000     2.00000  2.25000  12.62500
ARM         1 Year LIBOR    4,761,457.45   6.29560   6.04560       360        354   2.00000     2.00000  2.26113  11.29560
ARM         1 Year LIBOR      728,800.00   6.44964   6.19964       360        354   2.00000     2.00000  2.25000  11.44964
ARM         1 Year LIBOR      841,200.00   5.79963   5.48520       360        353   2.00000     2.00000  2.25000  11.31509
ARM         1 Year LIBOR    6,227,617.82   6.17047   5.83704       360        356   5.00000     2.00000  2.25000  11.17047
ARM         1 Year LIBOR    1,136,686.02   6.15162   5.90162       360        352   5.00000     2.00000  2.25000  11.15162
ARM         1 Year LIBOR      820,973.98   5.79595   5.46636       360        355   5.00000     2.00000  2.56836  11.43267
ARM         1 Year LIBOR    1,579,140.00   7.00000   6.62500       360        359   6.00000     2.00000  2.25000  13.00000
ARM         1 Year LIBOR      319,920.00   5.75000   5.37500       360        356   6.00000     2.25000  2.25000  11.75000
ARM         1 Year CMT        487,721.97   5.38751   5.01251       360        355   5.00000     2.00000  2.75000  11.38751
ARM         1 Year LIBOR      127,999.46   6.37500   6.00000       360        355   2.00000     2.00000  2.25000  12.37500
ARM         1 Year LIBOR   13,449,711.86   6.39237   6.11031       360        358   5.00000     2.00000  2.25000  11.39237
ARM         1 Year LIBOR      351,900.00   6.25000   5.87500       360        358   5.00000     2.00000  2.25000  11.25000
ARM         1 Year LIBOR      131,200.00   6.62500   6.25000       360        356   5.00000     2.00000  2.25000  11.62500
ARM         1 Year LIBOR   10,278,359.98   6.73014   6.35514       360        359   6.00000     2.01362  2.25000  12.73014
ARM         1 Year LIBOR      359,000.00   6.25000   5.87500       360        356   6.00000     2.00000  2.25000  12.25000
ARM         1 Year LIBOR      650,000.00   6.87500   6.50000       360        359   6.00000     2.00000  2.25000  12.87500
ARM         1 Year LIBOR      296,000.00   6.75000   6.37500       360        357   6.00000     2.00000  2.25000  12.75000
ARM         1 Year LIBOR   15,895,287.02   6.39930   6.02430       360        357   6.00000     2.00459  2.25000  12.39930
ARM         1 Year LIBOR      658,000.00   6.10258   5.72758       360        359   6.00000     2.00000  2.25000  12.10258
ARM         6 Month LIBOR   1,392,485.86   6.62500   6.25000       360        354   2.00000     1.00000  2.25000  11.62500
ARM         6 Month LIBOR     125,518.05   6.25000   5.87500       360        356   3.00000     1.00000  5.00000  11.25000
ARM         6 Month LIBOR     468,149.74   6.50000   6.12500       360        358   5.00000     1.00000  2.25000  11.50000
ARM         6 Month LIBOR     453,470.59   6.39789   6.02289       360        355   5.00000     1.00000  2.25000  11.55598
ARM         6 Month LIBOR     463,158.79   6.50000   6.12500       360        358   6.00000     2.00000  2.25000  12.50000
ARM         6 Month LIBOR     680,383.74   6.49578   6.12078       360        359   6.00000     2.00000  2.25000  12.49578
ARM         6 Month LIBOR     397,904.38   6.75000   6.37500       360        354   6.00000     1.00000  2.75000  12.75000
ARM         6 Month LIBOR     178,858.82   5.75000   5.37500       360        354   6.00000     1.00000  2.75000  11.75000
ARM         6 Month LIBOR   6,367,708.34   6.12310   5.74810       360        356   6.00000     1.47510  2.56058  12.12310
ARM         6 Month LIBOR     246,400.00   6.62500   6.25000       360        355   3.00000     1.00000  5.00000  11.62500
ARM         6 Month LIBOR     217,500.00   5.99900   5.62400       360        357   5.00000     1.00000  2.50000  10.99900
ARM         6 Month LIBOR   1,163,609.96   6.18746   5.81246       360        355   5.00000     1.00000  2.66101  11.32289
ARM         6 Month LIBOR  19,883,879.69   5.82473   5.55181       360        355   6.00000     2.00000  2.04584  11.82473
ARM         6 Month LIBOR     649,000.00   6.12500   5.75000       360        352   6.00000     2.00000  2.25000  12.12500
ARM         6 Month LIBOR     127,940.00   7.12500   6.75000       360        355   6.00000     2.00000  2.25000  13.12500
ARM         6 Month LIBOR     162,240.64   6.12500   5.75000       360        354   6.00000     2.00000  2.25000  12.12500
ARM         6 Month LIBOR     670,157.98   6.01052   5.63552       360        356   6.00000     2.00000  2.25000  12.01052
ARM         6 Month LIBOR     460,000.00   6.25000   5.87500       360        358   2.00000     2.00000  2.25000  12.25000
ARM         6 Month LIBOR     192,800.00   5.87500   5.50000       360        354   2.00000     2.00000  2.25000  17.75000
ARM         6 Month LIBOR     297,599.99   5.99900   5.62400       360        356   4.75100     1.00000  2.25000  10.75000
ARM         6 Month LIBOR     360,000.00   5.99900   5.62400       360        357   4.99100     1.00000  2.50000  10.99900
ARM         6 Month LIBOR   1,308,800.00   5.99900   5.62400       360        357   4.99100     1.00000  2.50000  10.99900
ARM         6 Month LIBOR   1,650,850.00   6.78034   6.40534       360        357   5.00000     1.00000  2.98958  11.78034
ARM         6 Month LIBOR     536,500.00   6.84972   6.47472       360        356   5.00000     1.00000  2.75000  11.84972
ARM         6 Month LIBOR   9,332,606.57   6.49211   6.11711       360        357   5.00000     1.00000  2.68861  11.49211
ARM         6 Month LIBOR     277,186.64   6.87500   6.50000       360        356   5.00000     1.00000  2.75000  11.87500
ARM         6 Month LIBOR   3,713,404.44   6.45421   6.07921       360        357   5.00000     1.08880  2.63514  11.54301



             Minimum                    Rate    Remaining
            Mortgage    Months to      Reset  Interest-Only
                Rate    Next Rate  Frequency       Period
Type             (%)   Adjustment   (Months)     (Months)
ARM          2.25000           26          6          110
ARM          2.25000           32          6          116
ARM          2.30899           31          6          115
ARM          2.25000           26          6          110
ARM          2.37500           29          6          113
ARM          2.75000           28          6          112
ARM          2.75000           29          6          113
ARM          2.25000           34          6          118
ARM          2.69716           30          6          114
ARM          2.25000           54         12          N/A
ARM          2.25000           53         12          N/A
ARM          2.25000           57         12          N/A
ARM          2.25000           58         12          N/A
ARM          2.25000           56         12          N/A
ARM          2.25000           59         12          N/A
ARM          2.25000           59         12          N/A
ARM          2.25000           59         12          N/A
ARM          2.26113           54         12           54
ARM          2.25000           54         12           54
ARM          2.25000           53         12           53
ARM          2.25000           56         12           56
ARM          2.25000           52         12           52
ARM          2.56836           55         12           55
ARM          2.25000           59         12           59
ARM          2.25000           56         12           56
ARM          2.75000           55         12           55
ARM          2.25000           55         12          115
ARM          2.25000           58         12          118
ARM          2.25000           58         12          118
ARM          2.25000           56         12          116
ARM          2.25000           59         12          119
ARM          2.25000           56         12          116
ARM          2.25000           59         12          119
ARM          2.25000           57         12          117
ARM          2.25000           57         12          117
ARM          2.25000           59         12          119
ARM          2.25000           54          6          N/A
ARM          5.00000           56          6          N/A
ARM          2.25000           58          6          N/A
ARM          2.25000           55          6          N/A
ARM          2.25000           58          6          N/A
ARM          2.25000           59          6          N/A
ARM          2.75000           54          6          N/A
ARM          2.75000           54          6          N/A
ARM          2.99438           56          6          N/A
ARM          5.00000           55          6           55
ARM          2.50000           57          6           57
ARM          2.66101           55          6           55
ARM          2.04584           55          6           55
ARM          2.25000           52          6           52
ARM          2.25000           55          6           55
ARM          2.25000           54          6           54
ARM          2.25000           56          6           56
ARM          2.25000           58          6          118
ARM          2.25000           54          6          114
ARM          2.25000           56          6          116
ARM          2.50000           57          6          117
ARM          2.50000           57          6          117
ARM          2.98958           57          6          117
ARM          2.75000           56          6          116
ARM          2.68861           57          6          117
ARM          2.75000           56          6          116
ARM          2.63514           57          6          117


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------



                                                              Original  Remaining
                                 Cut-off             Current   Term to    Term to   Initial  Subsequent            Maximum
                                    Date   Current       Net    Stated     Stated  Periodic    Periodic    Gross  Mortgage
            Index              Principal  Mortgage  Mortgage  Maturity   Maturity      Rate        Rate   Margin      Rate
Type        Name             Balance ($)  Rate (%)  Rate (%)  (Months)   (Months)   Cap (%)     Cap (%)      (%)       (%)
ARM         6 Month LIBOR     172,800.00   6.62500   6.25000       360        358   5.00000     1.00000  2.25000  11.62500
ARM         6 Month LIBOR     522,730.72   6.12500   5.75000       360        357   5.12500     1.00000  2.49391  11.12500
ARM         6 Month LIBOR  11,440,076.41   6.60729   6.23229       360        358   6.00000     2.00000  2.25000  12.60729
ARM         6 Month LIBOR     824,600.00   6.55381   6.17881       360        358   6.00000     2.00000  2.25000  12.55381
ARM         6 Month LIBOR      52,000.00   6.75000   6.37500       360        358   6.00000     2.00000  2.25000  12.75000
ARM         6 Month LIBOR  11,125,608.71   6.57415   6.19915       360        358   6.00000     1.97493  2.26253  12.57415
ARM         6 Month LIBOR   1,009,200.00   6.26808   5.89308       360        359   6.00000     2.00000  2.29350  12.26808
ARM         6 Month LIBOR     167,998.60   5.62000   5.24500       360        355   6.00500     2.00000  2.25000  11.62500
ARM         6 Month LIBOR     380,000.00   6.25000   5.87500       360        355   6.25000     2.00000  3.25000  12.50000
ARM         1 Year LIBOR      409,448.61   5.87500   5.62500       360        354   2.00000     2.00000  2.25000  10.87500
ARM         1 Year LIBOR      585,766.30   6.31409   6.06409       360        353   5.00000     2.00000  2.25000  11.31409
ARM         1 Year LIBOR    4,411,247.80   5.47708   5.10208       360        358   2.00000     2.00000  2.25000  11.52076
ARM         1 Year LIBOR      247,200.00   5.12500   4.75000       360        358   2.00000     2.00000  2.25000  11.12500
ARM         1 Year LIBOR   86,891,236.46   5.81209   5.43709       360        358   2.00000     2.00000  2.25288  11.78287
ARM         1 Year LIBOR    1,492,000.00   6.29181   5.91681       360        358   2.00000     2.00000  2.25000  12.29181
ARM         1 Year LIBOR       89,530.00   6.75000   6.37500       360        358   2.00000     2.00000  2.25000  12.75000
Fixed Rate  Fixed Rate        840,103.61   6.81949   6.56949       360*       359       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate        905,872.33   6.71093   6.46093       360*       358       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate     63,578,509.43   6.25542   6.00542       360        356       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate      9,032,273.44   6.54707   6.29707       360        357       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate      1,598,276.88   6.61969   6.36969       360        356       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate        499,558.87   6.62500   6.37500       360        359       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate        426,116.19   6.37500   6.12500       240        239       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate     15,283,359.07   6.29724   6.04724       360        357       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate        596,084.72   6.00000   5.75000       240        237       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate     15,534,638.32   6.15295   5.90295       360        357       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate        978,750.00   6.61893   6.36893       360        358       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate     23,662,763.78   6.40103   6.15103       360        356       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate      5,676,400.36   6.49573   6.24573       360        358       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate      1,443,200.00   6.73392   6.48392       360        357       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate      1,421,836.54   6.03706   5.78706       360        355       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate     21,389,786.14   6.26960   6.01960       360        356       N/A         N/A      N/A       N/A
Fixed Rate  Fixed Rate     13,164,856.78   6.24887   5.99887       360        357       N/A         N/A      N/A       N/A



             Minimum                      Rate    Remaining
            Mortgage    Months to        Reset  Interest-Only
                Rate    Next Rate    Frequency       Period
Type             (%)   Adjustment     (Months)     (Months)
ARM          2.25000           58            6          118
ARM          2.49391           57            6          117
ARM          2.25000           58            6          118
ARM          2.25000           58            6          118
ARM          2.25000           58            6          118
ARM          2.51224           58            6          118
ARM          2.29350           59            6          119
ARM          2.25000           55            6          115
ARM          3.25000           55            6          115
ARM          2.25000           78           12          N/A
ARM          2.25000           77           12           77
ARM          2.25000           10           12          N/A
ARM          2.25000           10           12           10
ARM          2.25288           10           12          118
ARM          2.25000           10           12          118
ARM          2.25000           10           12          118
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A          N/A
Fixed Rate       N/A          N/A          N/A           58
Fixed Rate       N/A          N/A          N/A          116
Fixed Rate       N/A          N/A          N/A          118
Fixed Rate       N/A          N/A          N/A          117
Fixed Rate       N/A          N/A          N/A          115
Fixed Rate       N/A          N/A          N/A          116
Fixed Rate       N/A          N/A          N/A          117


* Balloon Loan; Original Amortization is 480


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


               Preliminary Collateral Information for MSM 06-5AR
                               Alt-A Collateral
                             Senior/Sub Structure



Product Mix                                             17%       1yr   ARMs            0.2%         7yr ARMS
                                                        12%       2yr   ARMs               1%       10yr ARMS
                                                        12%       3yr   ARMs             32%       30yr Fixed
                                                        26%       5yr   ARMs
GWAC                                                    6.34% (+ / - .10%)
GWAC Range                                              3.75% - 8.875%
NWAC                                                    6.01% (+ / - .10%)
Floating Rate Index                                     31% - 6mo LIBOR,
                                                        37% - 1yr LIBOR, 0.5% - 1yr CMT
WA Net Margin                                           2.30% (+ / - .10%)
Cap Structure                                           Initial: 3.69% Avg (15% - 5%, 28% - 6%) (+ / - 10%)
                                                        Periodic: 1.8% (+ / - 10%)
                                                        Lifetime: 5.76% Avg (20% - 5%, 65% - 6%) (+ / - 10%)
Loan maturity (original)                                99% 30 yr
WALA                                                    3 month (+ / - 2)
Average loan size                                       $356,000 (+ / - 50k)
Conforming Balance                                      43% (+ / - 10%)
Max loan size                                           $3,000,000
Average LTV                                             73% (+ / - 10%)
Max Loans > 80 LTV with no MI or Pledged Assets         0.1%
Average FICO                                            714 (+ / - 15 points)
Minimum FICO                                            534
Full / Alt documentation                                20% (+ / - 10%)
Max no documentation                                    10%
Interest Only                                           69% (13% - 5yr, 53% - 10yr) (+ / - 10%)
Owner occupied                                          80% (+ / - 10%)
Property type                                           83% single family detached/PUD (+ / - 10%)
Investor properties                                     14% (+ / - 10%)
Loan purpose                                            34% cash-out refinance (+ / - 10%)
Prepay penalties                                        35% (18% - 3yr, 6% - 5yr) (+ / - 10%)
California Concentration                                45% (+ / - 10%)

Note: All characteristics are preliminary and are subject to the final collateral pool



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

 o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

 o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


                                   EXHIBIT 2

American Home Mortgage Corp.

General

         American Home Mortgage Corp. ("American Home") is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home's call center. American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1998, and has been originating hybrid mortgage loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

         The following table reflects American Home's originations of "short reset" adjustable-rate mortgage ("ARM") loans (which include one-month to three-month ARM loans, six-month ARM loans, one-year ARM loans, 2/1 hybrid ARM loans, 3/1 hybrid ARM loans and negative amortization loans) for the past three years:


----------------------------------------------------------------------------------------------------------------------
                                                 Year Ended                   Year Ended                   Year Ended
Short Reset ARM Loans                     December 31, 2003            December 31, 2004            December 31, 2005
----------------------------------------------------------------------------------------------------------------------
Number of Loans                                       9,652                       21,858                       28,177
----------------------------------------------------------------------------------------------------------------------
Principal Balance                            $2,019,187,747               $5,258,161,603               $9,538,959,441
----------------------------------------------------------------------------------------------------------------------

         American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

Underwriting Criteria

         The following information generally describes American Home's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting guidelines and its Alt-A underwriting guidelines.

         The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

         American Home's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

         American Home's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

         American Home underwrites a borrower's creditworthiness based solely on information that American Home believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

         Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

         American Home obtains a credit report for each borrower that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

         In addition to reviewing the borrower's credit history and credit score, American Home underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

         In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter, Freddie Mac's Loan Prospector automated underwriting systems, a customized form of Fannie Mae's Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home's underwriters. American Home's Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home's senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

         Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home's vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

         The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

         American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

         American Home is an affiliate of American Home Mortgage Servicing, Inc., one of the Servicers.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


                                   EXHIBIT 3

GMAC Mortgage Corporation

The Sponsor has contracted with GMAC to service the Mortgage Loans owned by the Issuing Entity respect to which the Sponsor owns the servicing rights (the "Sponsor Servicing Rights Mortgage Loans"). GMAC did not originate any of the Sponsor Servicing Rights Mortgage Loans. The Sponsor has the right to terminate GMAC as servicer of the Sponsor Servicing Rights Mortgage Loans at any time, without cause, and sell the servicing rights to a third party as described in "Servicing of the Mortgage Loans -Seller's Retention of Servicing Rights" in this prospectus supplement.

General. GMAC Mortgage Corporation ("GMACM") is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.


                         -----------------------------
                         |                           |
                         |                           |
                         |General Motors Corporation |
                         |                           |
                         |                           |
                         -----------------------------
                                       |
                                       |
                         -----------------------------
                         |                           |
                         |                           |
                         |General Motors Acceptance  |
                         |      Corporation          |
                         |          (GMAC)           |
                         -----------------------------
                                       |
                                       |
                         -----------------------------
                         |                           |
                         |   Residential Capital     |
                         |       Corporation         |
                         |         (ResCap)          |
                         |                           |
                         -----------------------------
                                       |
                                       |
                         -----------------------------
                         |                           |
                         | GMAC Mortgage Corporation |
                         |                           |
                         -----------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


Servicing Activities. GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following table sets forth the types of residential mortgage loans comprising GMACM's primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

GMAC Mortgage Corporation Servicing Experience. The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $182.6 billion, $30.7 billion, $18.2 billion and $12.0 billion during the nine months ended September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.


                               GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO ($ IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                          For the Nine Months
                                          Ended September 30,                         For the Year Ended December 31,
                                          -------------------   --------------------------------------------------------------------
                                                         2005                   2004                   2003                   2002
                                          -------------------   --------------------  ---------------------  -----------------------
Prime Conforming Mortgage Loans
-------------------------------
No. of Loans                                        1,380,985              1,323,249              1,308,284              1,418,843
Dollar Amount of Loans                               $182,644               $165,521               $153,601               $150,421
Percentage Change                                      10.34%                  7.76%                  2.11%                    N/A

Prime Non-Conforming Mortgage Loans
-----------------------------------
No. of Loans                                           66,266                 53,119                 34,041                 36,225
Dollar Amount of Loans                                $30,739                $23,604                $13,937                $12,543
Percentage Change                                      30.23%                 69.36%                 11.12%                    N/A

Government Mortgage Loans
-------------------------
No. of Loans                                          184,665                191,844                191,023                230,085
Dollar Amount of Loans                                $18,241                $18,328                $17,594                $21,174
Percentage Change                                      -0.47%                  4.17%                -16.91%                    N/A

Second Lien Mortgage Loans
--------------------------
No. of Loans                                          377,049                350,334                282,128                261,416
Dollar Amount of Loans                                $12,044                $10,374                 $7,023                 $6,666
Percentage Change                                      16.10%                 47.71%                  5.36%                    N/A

Total Mortgage Loans Serviced
-----------------------------
No. of Loans                                        2,008,965              1,918,546              1,815,476              1,946,569
Dollar Amount of Loans                               $243,668               $217,827               $192,155               $190,804
Percentage Change                                      11.86%                 13.36%                  0.71%                    N/A


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


                                   EXHIBIT 4


American Home Mortgage Servicing, Inc.

         American Home Mortgage Servicing, Inc. ("American Home Servicing"), referred to in this prospectus supplement as a Servicer and in this section as the Servicer, is a Maryland corporation. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer has been servicing mortgage loans since its incorporation in 1972. The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of the Cut-off Date.

         The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into a custodial account. If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as "real estate owned" property, commonly known as an REO property. The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

         The following table shows the size, composition, and growth of the Servicer's portfolio of "short reset" adjustable-rate mortgage ("ARM") loans (which include one-month to three-month ARM loans, six-month ARM loans, one-year ARM loans, 2/1 hybrid ARM loans, 3/1 hybrid ARM loans and negative amortization loans) for the past three years:

--------------------------------------------------------------------------------
                               Year Ended         Year Ended          Year Ended
Short Reset ARM Loans   December 31, 2003  December 31, 2004   December 31, 2005
--------------------------------------------------------------------------------
Number of Loans                     6,328             20,751              36,698
--------------------------------------------------------------------------------
Principal Balance          $1,103,705,297     $4,762,653,643     $11,109,065,096
--------------------------------------------------------------------------------

         The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer, or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

         The Servicer is an affiliate of American Home Mortgage Investment Corp., also referred to in this section as AHMIC, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol "AHM". The Servicer is a "taxable REIT subsidiary" of AHMIC.

         Collections on the related mortgage loans will be maintained in a payment clearing account for two days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

         Because the mortgage loans are hybrid mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan after the initial fixed-rate period. The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

         The Servicer will generally only have the ability to modify Mortgage Loans in the case the related borrower is in default. If the Servicer reduces the borrower's monthly payment, the amount payable to the Trust may be reduced.

         The Servicer does not have any custodial responsibility for the assets. The Custodian has sole responsibility pursuant to the custodial agreement.
         The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

         American Home Servicing is an affiliate of American Home Mortgage Corp., one of the Originators.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 22, 2006
Securitized Products Group           [LOGO OMITTED]
--------------------------------------------------------------------------------


This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein. The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other prior communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.
Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.


--------------------------------------------------------------------------------
(C) 2005 Morgan Stanley
--------------------------------------------------------------------------------